Exhibit 99.1

NEWS RELEASE

Contact:	Donald P. Hileman
President and CEO
(419) 782-5104
dhileman@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. REPORTS

RECORD FULL YEAR EARNINGS OF $2.26 PER SHARE FOR 2018

•	Earnings per diluted share of $0.59 for 2018 fourth quarter, up from $0.46 per share in the 2017 fourth quarter
•	Quarterly dividend increased 11.8% to $0.19 per share
•	Net income of $12.1 million for 2018 fourth quarter, compared to $9.4 million in the 2017 fourth quarter
•	Net interest margin of 4.02% for the 2018 fourth quarter, compared to 3.88% in the 2017 fourth quarter
•	Loan growth of $83.7 million during the 2018 fourth quarter
•	Deposit growth of $96.5 million during the 2018 fourth quarter
•	Non-performing loans of $19.0 million for 2018 fourth quarter, compared to $30.7 million for the 2017 fourth quarter

DEFIANCE, OHIO (January 21, 2019) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that net income for the fiscal year ended December 31, 2018, totaled $46.2 million, or $2.26 per diluted common share, compared to $32.3 million, or $1.61 per diluted common share, for the year ended December 31, 2017. For the fourth quarter of 2018, First Defiance earned $12.1 million, or $0.59 per diluted common share, compared to $9.4 million, or $0.46 per diluted common share for the fourth quarter of 2017. The fourth quarter of 2018 results included an increase of $806,000 pre-tax ($636,000 after-tax), or $0.03 per diluted share, from an immaterial accounting correction related to the company’s deferred compensation plan.

“With fourth quarter earnings per share up 28% over last year, we are pleased to announce our sixth consecutive year of record earnings performance,” said Donald P. Hileman, President and Chief Executive Officer of First Defiance. “Our balance sheet and earnings growth, net interest margin expansion and asset quality improvement supported a strong finish to the year and positions us well as we start the new year.”

Net interest income up compared to fourth quarter 2017

Net interest income of $28.5 million in the fourth quarter of 2018 was up from $25.4 million in the fourth quarter of 2017. The increase was primarily due to the growth in earning assets supplemented by expansion in the net interest margin versus the fourth quarter last year. The net interest margin was 4.02% for the fourth quarter, up from 4.00% for the third quarter of 2018 and 3.88% in the fourth quarter of 2017. Yield on interest earning assets increased by 38 basis points, to 4.73% in the fourth quarter of 2018 from 4.35% in the fourth quarter of 2017. The cost of interest-bearing liabilities increased by 33 basis points in the fourth quarter of 2018 to 0.95% from 0.62% in the fourth quarter of 2017.

1

“Our net interest income increase in the fourth quarter was driven by both solid balance sheet growth and margin expansion,” said Hileman. “Our loans and deposits grew in the fourth quarter at annualized rates of 13.6% and 15.3%, respectively, providing strong momentum for 2019.”

Non-interest income down from fourth quarter 2017

First Defiance’s non-interest income for the fourth quarter of 2018 was $8.4 million compared to $9.9 million in the fourth quarter of 2017. Results for the fourth quarter of 2018 included a $690,000 decrease in deferred compensation plan assets compared to a $170,000 increase for the same period in 2017 due to stock market performance. In addition, fourth quarter of the prior year included an increase in trust income of $428,000 attributable to a change to accrual basis accounting.

Mortgage banking income was $1.4 million in the fourth quarter of 2018, down from $1.7 million in the fourth quarter of 2017 due to lower volumes. Gains from the sale of mortgage loans decreased in the fourth quarter of 2018 to $758,000 from $1.1 million in the fourth quarter of 2017. Mortgage loan servicing revenue was $978,000 in the fourth quarter of 2018, up from $945,000 in the fourth quarter of 2017. First Defiance had a positive change in the valuation adjustment in mortgage servicing assets of $41,000 in the fourth quarter of 2018 compared to a positive adjustment of $69,000 in the fourth quarter of 2017.

For the fourth quarter of 2018, service fees and other charges were $3.3 million, up from $3.1 million in the fourth quarter of 2017; and commissions from the sale of insurance products were $3.1 million, up from $3.0 million in the fourth quarter of 2017. Trust income was $503,000 in the fourth quarter of 2018 and consistent with $932,000 in the fourth quarter of 2017, which included $428,000 for an adjustment to accrual basis accounting. The fourth quarter of 2018 included gains of $97,000 from the sale of securities compared to gains of $160,000 in the fourth quarter of 2017.

Other non-interest income for the fourth quarter of 2018 was a negative $494,000 down $999,000 compared to 2017 primarily due to the decrease in deferred compensation plan assets described above. Excluding the impact of this item, other non-interest income for fourth quarter 2018 would be $196,000 compared to $335,000 in the fourth quarter of 2017.

Non-interest expenses up from fourth quarter 2017

Non-interest expense totaled $21.2 million in the fourth quarter of 2018 compared to $21.1 million in the fourth quarter of 2017, primarily due to increases in core non-interest expenses offset by a decrease in other non-interest expenses. The comparison includes an $806,000 reduction in expenses from the accounting correction to the company’s deferred compensation plan in the fourth quarter of 2018, and a further impact from a $1.3 million decrease in deferred compensation plan expense due to stock market performance. Compensation and benefits in the fourth quarter of 2018 was $13.5 million, an increase of $1.3 million compared to the fourth quarter of 2017. Occupancy expense was $2.4 million in the fourth quarter 2018, up $433,000 from the fourth quarter 2017. Data processing cost was $2.2 million in the fourth quarter of 2018, up $301,000 from the fourth quarter of 2017.

2

Other non-interest expense was $2.0 million (or $2.8 million excluding the benefit from the deferred compensation accounting correction) in the fourth quarter of 2018 compared to $4.0 million in the fourth quarter of 2017. Additionally, results for the fourth quarter of 2018 included a $1,052,000 decrease in deferred compensation plan liabilities compared to a $200,000 increase for the same period in 2017 due to stock market performance. Excluding the impact of these items, other non-interest expense for fourth quarter 2018 would be $3.9 million compared to $3.8 million in the fourth quarter of 2017.

Credit quality

Non-performing loans totaled $19.0 million at December 31, 2018, a decrease from $30.7 million at December 31, 2017. In addition, real estate owned totaled $1.2 million at December 31, 2018, down from $1.5 million at December 31, 2017. Accruing troubled debt restructured loans were $11.6 million at December 31, 2018, a decrease from $13.8 million at December 31, 2017.

The fourth quarter of 2018 results include net recoveries of $220,000 and a provision for loan losses of $472,000 compared with net recoveries of $28,000 and a provision of $314,000 for the same period in 2017. The allowance for loan loss as a percentage of total loans was 1.12% at December 31, 2018, compared with 1.13% at September 30, 2018, and 1.14% at December 31, 2017.

“Our non-performing assets to total assets at year-end improved significantly from the prior year to 0.64%; and as a continuation of our favorable net loan loss experience from the previous quarter, net recoveries were $220,000 in the fourth quarter,” said Hileman. “Additional reductions in our non-performing assets remain a priority in 2019.”

Annual results

Net income for the full year ended on December 31, 2018, totaled $46.2 million, or $2.26 per diluted common share, compared to $32.3 million, or $1.61 per diluted common share for 2017. The year 2017 included approximately ten months of operations of the Commercial Savings Bank (“CSB”) acquisition completed on February 24, 2017, and nine months of operations from Corporate One Benefits Agency, Inc. (“Corporate One”) acquired on April 1, 2017. In addition, 2017 included merger and conversion expenses related to the acquisitions of $4.0 million, which had an after tax impact of $2.8 million, or $0.14 per diluted share. The year 2018 included a benefit of $806,000 from an accounting correction, which had an after tax impact of $636,000 or $0.03 per diluted share.

Net interest income for 2018 totaled $108.3 million, compared with $96.7 million for 2017. Average interest-earning assets increased to $2.74 billion for 2018, compared to $2.55 billion in 2017. Net interest margin for 2018 was 3.98%, up 10 basis points from the 3.88% margin for 2017. The provision for loan losses for 2018 was $1.2 million, compared to $2.9 million for 2017.

Non-interest income for the year 2018 was $39.2 million, compared to $40.1 million in 2017. The year 2017 included the operating results from the CSB and Corporate One mergers completed in 2017, a $1.5 million enhancement value gain related to the purchase of bank owned life insurance in the first quarter of 2017, and an increase in trust revenues of $428,000 related to a change to accrual basis accounting.

3

Service fees and other charges were $13.1 million for 2018, up from $12.1 million in 2017. Mortgage banking income remained stable at $7.1 million for 2018, compared to $7.0 million in 2017. Gains on the sale of non-mortgage loans were $317,000 for 2018, compared to $217,000 in 2017. Insurance commissions increased to $14.1 million for 2018, compared to $12.9 million in 2017. Non-interest income for 2018 included $173,000 of net securities gains compared to $584,000 of net securities gains for 2017.

Non-interest expense increased to $89.4 million in 2018 from $85.4 million in 2017. Included in non-interest expense for 2017 were merger and conversion expenses of $4.0 million related to acquisitions. Compensation and benefits expense was $52.6 million for 2018 compared to $49.8 million for 2017. Expenses also included increases in occupancy expense of $934,000 and data processing expense of $818,000. Other non-interest expense was $15.2 million (or $16.0 million excluding the benefit from the deferred compensation accounting correction) in 2018 compared to $15.7 million in 2017.

Total assets at $3.18 billion

Total assets at December 31, 2018, were $3.18 billion compared to $2.99 billion at December 31, 2017. Net loans receivable (excluding loans held for sale) were $2.51 billion at December 31, 2018, compared to $2.32 billion at December 31, 2017. Also, at December 31, 2018, goodwill and other intangible assets totaled $103.0 million compared to $104.3 million at December 31, 2017.

Total deposits at December 31, 2018, were $2.62 billion compared with $2.44 billion at December 31, 2017. Total stockholders’ equity was $399.6 million at December 31, 2018, compared to $373.3 million at December 31, 2017.

Dividend to be paid February 22

The Board of Directors declared a quarterly cash dividend of $0.19 per common share payable February 22, 2019, to shareholders of record at the close of business on February 15, 2019. The dividend represents an annual dividend of 2.81% based on the First Defiance common stock closing price on January 18, 2019. First Defiance has approximately 20,196,026 common shares outstanding.

Share Repurchase Program

Under its existing authorization to repurchase shares, the company completed the repurchase of 231,000 shares of its common stock during the fourth quarter of 2018. At year-end, 524,000 shares of common stock remained available for repurchase under the authorization. Repurchases will be made periodically depending on market conditions and other factors. The repurchased shares will be held as treasury stock and will be available for general corporate purposes, including employee stock option plans. The exact number of shares to be repurchased by the company is not guaranteed.

Purchases under the First Defiance Financial Corp. stock repurchase program may be made periodically, in the open market, through block trades and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Commission or otherwise, and also in privately negotiated transactions. Depending on market conditions and other factors, these purchases may be commenced or suspended at any time or periodically without prior notice.

4

Conference call

First Defiance will host a conference call at 11:00 a.m. ET on Tuesday, January 22, 2019, to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-444-1726. A live webcast may also be accessed at https://services.choruscall.com/links/fdef190122.html. The replay of the conference call webcast will be available at www.fdef.com until 9:00 a.m. ET on Wednesday, January 22, 2020.

First Defiance Financial Corp.

First Defiance Financial Corp. (NASDAQ: FDEF), headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal Bank operates 44 full-service branches in northwest and central Ohio, southeast Michigan and northeast Indiana and a loan production office in Ann Arbor, Michigan. First Insurance Group is a full-service insurance agency with nine offices throughout northwest Ohio.

For more information, visit the company’s website at www.fdef.com.

Financial Statements and Highlights Follow

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which First Defiance and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2017. One or more of these factors have affected or could in the future affect First Defiance's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by First Defiance or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of First Defiance. We assume no obligation to update any forward-looking statements. As required by U.S. GAAP, First Defiance will evaluate the impact of subsequent events through the issuance date of its December 31, 2018 consolidated financial statements as part of its Annual Report on Form 10-K to be filed with the SEC. Accordingly, subsequent events could occur that may cause First Defiance to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

5

Consolidated Balance Sheets (Unaudited)

First Defiance Financial Corp.

	December 31,	December 31,
(in thousands)	2018	2017

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$55,962	$58,693
Interest-bearing deposits	43,000	55,000
	98,962	113,693
Securities
Available-for sale, carried at fair value	294,076	260,650
Held-to-maturity, carried at amortized cost	526	648
	294,602	261,298

Loans	2,540,039	2,348,713
Allowance for loan losses	(28,331)	(26,683)
Loans, net	2,511,708	2,322,030
Loans held for sale	6,613	10,435
Mortgage servicing rights	10,119	9,808
Accrued interest receivable	9,641	8,706
Federal Home Loan Bank stock	14,217	15,992
Bank Owned Life Insurance	67,660	66,230
Office properties and equipment	40,670	40,217
Real estate and other assets held for sale	1,205	1,532
Goodwill	98,569	98,569
Core deposit and other intangibles	4,391	5,703
Deferred taxes	654	231
Other assets	23,365	38,959
Total Assets	$3,182,376	$2,993,403

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$607,198	$571,360
Interest-bearing deposits	2,013,684	1,866,296
Total deposits	2,620,882	2,437,656
Advances from Federal Home Loan Bank	85,189	84,279
Notes payable and other interest-bearing liabilities	5,741	26,019
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	3,652	2,925
Other liabilities	31,240	33,155
Total Liabilities	2,782,787	2,620,117
Stockholders’ Equity
Preferred stock	-	-
Common stock, net	127	127
Additional paid-in-capital	161,593	160,940
Accumulated other comprehensive income (loss)	(2,148)	217
Retained earnings	295,588	262,900
Treasury stock, at cost	(55,571)	(50,898)
Total stockholders’ equity	399,589	373,286
Total Liabilities and Stockholders’ Equity	$3,182,376	$2,993,403

6

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2018	2017	2018	2017
Interest Income:
Loans	$30,841	$26,277	$114,398	$99,540
Investment securities	2,167	1,747	8,134	6,942
Interest-bearing deposits	325	281	1,270	836
FHLB stock dividends	217	222	915	784
Total interest income	33,550	28,527	124,717	108,102
Interest Expense:
Deposits	4,389	2,461	13,897	8,818
FHLB advances and other	318	352	1,261	1,470
Subordinated debentures	347	252	1,281	935
Notes Payable	4	75	23	208
Total interest expense	5,058	3,140	16,462	11,431
Net interest income	28,492	25,387	108,255	96,671
Provision for loan losses	472	314	1,176	2,949
Net interest income after provision for loan losses	28,020	25,073	107,079	93,722
Non-interest Income:
Service fees and other charges	3,338	3,066	13,100	12,139
Mortgage banking income	1,445	1,738	7,077	7,004
Gain on sale of non-mortgage loans	17	45	317	217
Gain on sale of securities	97	160	173	584
Insurance commissions	3,061	3,032	14,085	12,866
Trust income	503	932	2,091	2,332
Income from Bank Owned Life Insurance	402	419	1,767	3,085
Other non-interest income	(494)	505	598	1,854
Total Non-interest Income	8,369	9,897	39,208	40,081
Non-interest Expense:
Compensation and benefits	13,550	12,259	52,566	49,847
Occupancy	2,390	1,957	8,641	7,707
FDIC insurance premium	204	277	1,021	1,250
Financial institutions tax	525	400	2,118	1,819
Data processing	2,206	1,905	8,555	7,737
Amortization of intangibles	314	358	1,312	1,289
Other non-interest expense	2,021	3,985	15,199	15,702
Total Non-interest Expense	21,210	21,141	89,412	85,351
Income before income taxes	15,179	13,829	56,875	48,452
Income taxes	3,082	4,430	10,626	16,184
Net Income	$12,097	$9,399	$46,249	$32,268

Earnings per common share:
Basic	$0.60	$0.47	$2.27	$1.62
Diluted	$0.59	$0.46	$2.26	$1.61

Average Shares Outstanding:
Basic	20,313	20,310	20,358	19,950
Diluted	20,404	20,444	20,449	20,068

7

Financial Summary and Comparison (Unaudited)

First Defiance Financial Corp.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(dollars in thousands, except per share data)	2018	2017	% change	2018	2017	% change
Summary of Operations

Tax-equivalent interest income (2)	$33,808	$29,009	16.5%	$125,721	$110,016	14.3%
Interest expense	5,058	3,140	61.1	16,462	11,431	44.0
Tax-equivalent net interest income (2)	28,750	25,869	11.1	109,259	98,585	10.8
Provision for loan losses	472	314	50.3	1,176	2,949	(60.1)
Tax-equivalent NII after provision for loan loss (2)	28,278	25,555	10.7	108,083	95,636	13.0
Investment securities gains	97	160	(39.4)	173	584	(70.4)
Non-interest income (excluding securities gains/losses)	8,272	9,737	(15.0)	39,035	39,497	(1.2)
Non-interest expense	21,210	21,141	0.3	89,412	85,351	4.8
Income taxes	3,082	4,430	(30.4)	10,626	16,184	(34.3)
Net Income	12,097	9,399	28.7	46,249	32,268	43.3
Tax equivalent adjustment (2)	258	482	(46.5)	1,004	1,914	(47.5)
At Period End
Assets	3,182,376	2,993,403	6.3
Earning assets	2,898,471	2,691,438	7.7
Loans	2,540,039	2,348,713	8.1
Allowance for loan losses	28,331	26,683	6.2
Deposits	2,620,882	2,437,656	7.5
Stockholders’ equity	399,589	373,286	7.0
Average Balances
Assets	3,138,202	2,968,445	5.7	3,048,525	2,851,531	6.9
Earning assets	2,831,866	2,646,643	7.0	2,741,215	2,545,261	7.7
Loans	2,474,221	2,279,358	8.5	2,382,941	2,198,639	8.4
Deposits and interest-bearing liabilities	2,705,736	2,560,258	5.7	2,626,004	2,464,952	6.5
Deposits	2,594,635	2,400,061	8.1	2,507,553	2,298,712	9.1
Stockholders’ equity	392,701	369,366	6.3	384,305	351,236	9.4
Stockholders’ equity / assets	12.51%	12.44%	0.6	12.61%	12.32%	2.3
Per Common Share Data
Net Income
Basic	$0.60	$0.47	29.0	$2.27	$1.62	40.6
Diluted	0.59	0.46	28.3	2.26	1.61	40.4
Dividends	0.17	0.13	36.0	0.64	0.50	28.0
Market Value:
High	$31.09	$28.46	9.3	$35.00	$28.46	23.0
Low	22.78	25.14	(9.4)	22.78	23.14	(1.5)
Close	24.51	25.99	(5.7)	24.51	25.99	(5.7)
Common Book Value	19.81	18.38	7.8	19.81	18.38	7.8
Tangible Common Book Value (1)	14.71	13.24	11.0	14.71	13.24	11.0
Shares outstanding, end of period (000)	20,171	20,312	(0.7)	20,171	20,312	(0.7)
Performance Ratios (annualized)
Tax-equivalent net interest margin (2)	4.02%	3.88%	3.5	3.98%	3.88%	2.6
Return on average assets	1.53%	1.26%	21.7	1.52%	1.13%	34.1
Return on average equity	12.22%	10.10%	21.1	12.03%	9.19%	31.0
Efficiency ratio (3)	57.29%	59.37%	(3.5)	60.29%	61.81%	(2.5)
Effective tax rate	20.30%	32.03%	(36.6)	18.68%	33.40%	(44.1)
Dividend payout ratio (basic)	28.33%	26.88%	5.4	28.19%	30.96%	(8.9)

(1)	Tangible common book value = total stockholders' equity less the sum of goodwill, core deposit and other intangibles, and preferred stock divided by shares outstanding at the end of the period.
(2)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 21% in 2018 and 35% in 2017.
(3)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

8

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(dollars in thousands)	2018	2017	2018	2017

Gain from sale of mortgage loans	$758	$1,087	$4,502	$4,664
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	978	945	3,784	3,714
Amortization of mortgage servicing rights	(332)	(363)	(1,341)	(1,464)
Mortgage servicing rights valuation adjustments	41	69	132	90
	687	651	2,575	2,340
Total revenue from sale and servicing of mortgage loans	$1,445	$1,738	$7,077	$7,004

9

Yield Analysis

First Defiance Financial Corp.

	Three Months Ended December 31,
	(dollars in thousands)
	2018				2017
	Average		Yield		Average		Yield
	Balance	Interest(1)	Rate(2)		Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$2,474,221	$30,867	4.95%		$2,279,358	$26,327	4.58%
Securities	289,233	2,399	3.22	%(3)	261,328	2,179	3.35	%(3)
Interest Bearing Deposits	54,195	325	2.38%		89,965	281	1.24%
FHLB stock	14,217	217	6.06%		15,992	222	5.51%
Total interest-earning assets	2,831,866	33,808	4.73%		2,646,643	29,009	4.35%
Non-interest-earning assets	306,336				321,802
Total assets	$3,138,202				$2,968,445
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$2,002,541	$4,389	0.87%		$1,847,837	$2,461	0.53%
FHLB advances and other	69,782	318	1.81%		94,773	352	1.47%
Subordinated debentures	36,083	347	3.82%		36,161	252	2.76%
Notes payable	5,236	4	0.30%		29,263	75	1.02%
Total interest-bearing liabilities	2,113,642	5,058	0.95%		2,008,034	3,140	0.62%
Non-interest bearing deposits	592,094	-	-		552,224	-	-
Total including non-interest-bearing demand deposits	2,705,736	5,058	0.74%		2,560,258	3,140	0.49%
Other non-interest-bearing liabilities	39,765				38,821
Total liabilities	2,745,501				2,599,079
Stockholders' equity	392,701				369,366
Total liabilities and stockholders' equity	$3,138,202				$2,968,445
Net interest income; interest rate spread		$28,750	3.78%			$25,869	3.73%
Net interest margin (4)			4.02%				3.88%
Average interest-earning assets to average interest bearing liabilities			134%				132%

	Twelve Months Ended December 31,
	2018				2017
	Average		Yield		Average		Yield
	Balance	Interest(1)	Rate		Balance	Interest(1)	Rate
Interest-earning assets:
Loans receivable	$2,382,941	$114,500	4.80%		$2,198,639	$99,742	4.54%
Securities	279,867	9,036	3.23	%(3)	258,775	8,654	3.39	%(3)
Interest Bearing Deposits	63,261	1,270	2.01%		72,215	836	1.16%
FHLB stock	15,146	915	6.04%		15,632	784	5.02%
Total interest-earning assets	2,741,215	125,721	4.59%		2,545,261	110,016	4.33%
Non-interest-earning assets	307,310				306,270
Total assets	$3,048,525				$2,851,531
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,945,114	$13,897	0.71%		$1,769,786	$8,818	0.50%
FHLB advances and other	73,421	1,261	1.72%		102,155	1,470	1.44%
Subordinated debentures	36,083	1,281	3.55%		36,156	935	2.58%
Notes payable	8,947	23	0.26%		27,929	208	0.74%
Total interest-bearing liabilities	2,063,565	16,462	0.80%		1,936,026	11,431	0.59%
Non-interest bearing deposits	562,439	-	-		528,926	-	-
Total including non-interest-bearing demand deposits	2,626,004	16,462	0.63%		2,464,952	11,431	0.46%
Other non-interest-bearing liabilities	38,216				35,343
Total liabilities	2,664,220				2,500,295
Stockholders' equity	384,305				351,236
Total liabilities and stockholders' equity	$3,048,525				$2,851,531
Net interest income; interest rate spread		$109,259	3.79%			$98,585	3.74%
Net interest margin (4)			3.98%				3.88%
Average interest-earning assets to average interest bearing liabilities			133%				131%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 21% in 2018 and 35% in 2017.
(2)	Annualized
(3)	Securities yield = annualized interest income divided by the average balance of securities, excluding average unrealized gains/losses.
(4)	Net interest margin is tax equivalent net interest income divided by average interest-earning assets.

10

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	4th Qtr 2018	3rd Qtr 2018	2nd Qtr 2018	1st Qtr 2018	4th Qtr 2017
Summary of Operations
Tax-equivalent interest income (1)	$33,808	$32,220	$30,550	$29,142	$29,009
Interest expense	5,058	4,434	3,752	3,218	3,140
Tax-equivalent net interest income (1)	28,750	27,786	26,798	25,924	25,869
Provision for loan losses	472	1,376	423	(1,095)	314
Tax-equivalent NII after provision for loan losses (1)	28,278	26,410	26,375	27,019	25,555
Investment securities gains, net of impairment	97	76	-	-	160
Non-interest income (excluding securities gains/losses)	8,272	9,846	10,214	10,703	9,737
Non-interest expense	21,210	22,286	22,665	23,251	21,141
Income taxes	3,082	2,483	2,564	2,497	4,430
Net income	12,097	11,306	11,109	11,737	9,399
Tax equivalent adjustment (1)	258	257	251	237	482
At Period End
Total assets	$3,182,376	$3,098,093	$3,039,589	$3,023,004	$2,993,403
Earning assets	2,898,471	2,810,624	2,756,712	2,748,338	2,691,438
Loans	2,540,039	2,456,357	2,385,344	2,358,330	2,348,713
Allowance for loan losses	28,331	27,639	27,321	27,267	26,683
Deposits	2,620,882	2,524,431	2,489,128	2,491,801	2,437,656
Stockholders’ equity	399,589	393,457	386,920	379,214	373,286
Stockholders’ equity / assets	12.56%	12.70%	12.73%	12.54%	12.47%
Goodwill	98,569	98,569	98,569	98,569	98,569
Average Balances
Total assets	$3,138,202	$3,059,225	$3,018,808	$2,977,864	$2,968,445
Earning assets	2,831,866	2,754,561	2,714,328	2,664,114	2,646,643
Loans	2,474,221	2,403,932	2,337,294	2,316,316	2,279,358
Deposits and interest-bearing liabilities	2,705,736	2,633,054	2,600,029	2,565,537	2,560,258
Deposits	2,594,635	2,513,708	2,487,430	2,434,440	2,400,061
Stockholders’ equity	392,701	389,361	381,165	373,993	369,366
Stockholders’ equity / assets	12.51%	12.73%	12.63%	12.56%	12.44%
Per Common Share Data
Net Income:
Basic	$0.60	$0.55	$0.54	$0.58	$0.47
Diluted	0.59	0.55	0.54	0.58	0.46
Dividends	0.17	0.17	0.15	0.15	0.125
Market Value:
High	$31.09	$35.00	$33.72	$29.93	$28.46
Low	22.78	29.61	27.63	25.51	25.14
Close	24.51	30.11	33.53	28.66	25.99
Common Book Value	19.81	19.29	18.97	18.62	18.38
Shares outstanding, end of period (in thousands)	20,171	20,396	20,396	20,364	20,312
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	4.02%	4.00%	3.95%	3.95%	3.88%
Return on average assets	1.53%	1.47%	1.48%	1.60%	1.26%
Return on average equity	12.22%	11.52%	11.69%	12.73%	10.10%
Efficiency ratio (2)	57.29%	59.22%	61.24%	63.48%	59.37%
Effective tax rate	20.30%	18.01%	18.75%	17.54%	32.03%
Common dividend payout ratio (basic)	28.33%	30.91%	27.78%	26.09%	26.88%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 21% in 2018 and 35% in 2017.
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

11

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	4th Qtr 2018	3rd Qtr 2018	2nd Qtr 2018	1st Qtr 2018	4th Qtr 2017
Loan Portfolio Composition
One to four family residential real estate	$322,686	$313,300	$307,480	$275,547	$274,862
Construction	265,772	274,344	283,911	251,944	265,476
Commercial real estate	1,404,810	1,363,087	1,283,698	1,282,027	1,235,221
Commercial	509,577	489,393	489,296	500,496	526,142
Consumer finance	34,405	32,379	29,724	28,035	29,109
Home equity and improvement	128,152	129,295	129,868	133,407	135,457
Total loans	2,665,402	2,601,798	2,523,977	2,471,456	2,466,267
Less:
Undisbursed loan funds	123,293	143,286	136,563	111,450	115,972
Deferred loan origination fees	2,070	2,155	2,070	1,676	1,582
Allowance for loan loss	28,331	27,639	27,321	27,267	26,683
Net Loans	$2,511,708	$2,428,718	$2,358,023	$2,331,063	$2,322,030

Allowance for loan loss activity
Beginning allowance	$27,639	$27,321	$27,267	$26,683	$26,341
Provision for loan losses	472	1,376	423	(1,095)	314
Credit loss charge-offs:
One to four family residential real estate	31	136	78	16	170
Commercial real estate	30	1,048	254	55	29
Commercial	15	528	84	97	210
Consumer finance	105	25	72	31	27
Home equity and improvement	75	36	41	117	55
Total charge-offs	256	1,773	529	316	491
Total recoveries	476	715	160	1,995	519
Net charge-offs (recoveries)	(220)	1,058	369	(1,679)	(28)
Ending allowance	$28,331	$27,639	$27,321	$27,267	$26,683

Credit Quality
Total non-performing loans (1)	$19,016	$20,929	$18,340	$27,925	$30,715
Real estate owned (REO)	1,205	1,676	1,795	1,440	1,532
Total non-performing assets (2)	$20,221	$22,605	$20,135	$29,365	$32,247
Net charge-offs (recoveries)	(220)	1,058	369	(1,679)	(28)

Restructured loans, accruing (3)	11,573	12,611	15,834	13,722	13,770

Allowance for loan losses / loans	1.12%	1.13%	1.15%	1.16%	1.14%
Allowance for loan losses / non-performing assets	140.11%	122.27%	135.69%	92.86%	82.75%
Allowance for loan losses / non-performing loans	148.99%	132.06%	148.97%	97.64%	86.87%
Non-performing assets / loans plus REO	0.80%	0.92%	0.84%	1.24%	1.37%
Non-performing assets / total assets	0.64%	0.73%	0.66%	0.97%	1.08%
Net charge-offs / average loans (annualized)	-0.04%	0.18%	0.06%	-0.29%	0.00%

Deposit Balances
Non-interest-bearing demand deposits	$607,198	$556,316	$548,147	$550,742	$571,360
Interest-bearing demand deposits and money market	1,040,471	1,016,294	1,021,445	1,055,416	1,005,519
Savings deposits	292,829	293,359	297,870	306,510	302,022
Retail time deposits less than $250,000	591,822	564,379	547,871	512,746	504,912
Retail time deposits greater than $250,000	88,562	94,083	73,795	66,387	53,843
Total deposits	$2,620,882	$2,524,431	$2,489,128	$2,491,801	$2,437,656

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

12

Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans

December 31, 2018
One to four family residential real estate	$322,686	$317,740	$1,306	$3,640
Construction	265,772	265,772	-	-
Commercial real estate	1,404,810	1,394,211	242	10,357
Commercial	509,577	504,884	193	4,500
Consumer finance	34,405	34,079	200	126
Home equity and improvement	128,152	126,188	1,571	393
Total loans	$2,665,402	$2,642,874	$3,512	$19,016

September 30, 2018
One to four family residential real estate	$313,300	$308,108	$1,680	$3,512
Construction	274,344	274,344	-	-
Commercial real estate	1,363,087	1,351,257	138	11,692
Commercial	489,393	484,216	48	5,129
Consumer finance	32,379	32,124	221	34
Home equity and improvement	129,295	127,291	1,442	562
Total loans	$2,601,798	$2,577,340	$3,529	$20,929

December 31, 2017
One to four family residential real estate	$274,862	$269,624	$2,201	$3,037
Construction	265,476	265,476	-	-
Commercial real estate	1,235,221	1,215,980	1,022	18,219
Commercial	526,142	515,874	1,427	8,841
Consumer finance	29,109	28,728	353	28
Home equity and improvement	135,457	131,986	2,881	590
Total loans	$2,466,267	$2,427,668	$7,884	$30,715

13